Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen New Jersey Dividend Advantage Municipal Fund
333-53270
811-09455



A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment
Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new investment management agreement<s>
 Common and MuniPreferred shares voting together as a class<c>
  MuniPreferred shares voting together as a class <c>
   For
             3,390,845
                          -
   Against
                202,863
                          -
   Abstain
                110,672
                          -
   Broker Non-Votes
             1,413,052
                          -
      Total
             5,117,432
                          -
To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year<s>
   For
             4,962,554
                          -
   Against
                  88,333
                          -
   Abstain
                  66,545
                          -
      Total
             5,117,432
                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012786.